Exhibit 10.1

AMENDMENT NO. 2

TO

SYNERGY CHC CORP.

2024 EQUITY INCENTIVE PLAN

WHEREAS, Synergy CHC Corp. (the “Company”) previously established the 2024 Equity Incentive Plan of the Company (the “Plan”); and

WHEREAS, Section 13(a) of the Plan permits the Board of Directors of the Company to amend the Plan as set forth herein, subject to the approval of the Company’s stockholders as required by applicable law;

WHEREAS, the Board of Directors and the Company’s stockholders have approved this amendment as required by applicable law and the Company’s governing documents.

NOW, THEREFORE, the Plan is hereby amended, effective as of June 18, 2025, as follows:

1. Section 5(b) is hereby deleted and replaced with the following (the “Amendment”):

Subject to Section 12 of the Plan, the Committee is authorized to deliver under the Plan an aggregate of two million two hundred fifty two thousand one hundred two (2,252,102) shares of Common Stock, all of which may be issued pursuant to the exercise of Incentive Stock Options.

2. This Amendment shall be effective as of the date set forth above.

3. In all other respects, the Plan is hereby ratified and confirmed.

Approved by the Board of Directors: July 25, 2024

Approved by the Stockholders: June 18, 2025